Exhibit 10.1

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) made as of April 6, 2026, by and between 2500/2700 WESTCHESTER AVENUE OWNER SPE LLC, a Delaware limited liability company having an address at 53 Maple Avenue, Morristown, New Jersey 07960 (“Landlord”), and COGNITION THERAPEUTICS, INC., a Delaware corporation, having an address at 2500 Westchester Avenue, Purchase, New York 10577 (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated July 1, 2021 (the “Lease”), whereby Tenant leased from Landlord 2,864 rentable square feet (the “Surrender Premises”) located on the second (2nd) floor of that certain building located at 2500 Westchester Avenue, Purchase, New York 10577 (the “Building”) commonly known as Suite 215;

WHEREAS, the Expiration Date of the Lease is March 31, 2029;

WHEREAS, Landlord and Tenant each wish to, among other things, (i) surrender the Surrender Premises, (ii) lease and hire new space consisting of 4,200 rentable square feet on the first (1st) floor of the Building as shown on Schedule A attached hereto and made a part hereof (the “New Premises”) commonly known as Suites 117 and 115, and (iii) extend the Term of the Lease for two (2) years, in each case, on the terms and conditions contained herein; and

WHEREAS, Landlord and Tenant each wish to amend the Lease as of the date hereof in accordance with, and subject to, the provisions of this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and legally sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.Recitals; Defined Terms. The recitals set forth above and the Lease referred to therein are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. All terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2.Extended Term. The Term is hereby extended for an additional two (2) years (the “Extended Term”) so that the Expiration Date will be March 31, 2031, unless extended, or earlier terminated, as further described herein or in the Lease. For all purpose of the Lease, the term “Expiration Date” shall mean March 31, 2031. Landlord shall have no obligation to perform any work with respect to the New Premises in connection with the extension of the Term, provided that Landlord shall perform the New Premises Finish Work as provided in Section 3.

3.Delivery of the New Premises. Landlord shall deliver the New Premises to Tenant in “AS IS” condition, with the New Premises Finish Work (as hereinafter defined) substantially completed, on the “New Premises Commencement Date”, which is estimated to be May 1, 2026. For purposes hereof, the “New Premises Finish Work” means: (i) the application of a fresh coat of Building-standard paint on all previously painted surfaces within the Premises, (ii) the steam cleaning of all existing carpets within the Premises, and (iii) patching of walls where applicable. Landlord shall perform the New Premises Finish Work in a good and workmanlike manner and in compliance with all applicable laws. Tenant shall continue to occupy the Surrender Premises (and all of the terms and conditions of the Lease shall apply to such occupancy) until the New Premises Commencement Date and proper surrender of the Surrender Premises in accordance with Section 4 of this Amendment. From and after the New Premises Commencement Date, the term “Premises” as used in the Lease, as amended hereby, shall mean the New Premises and not the Surrender Premises. A floor plan of the New Premises is attached hereto as Schedule A.

4. Surrender of the Surrender Premises. Tenant hereby surrenders, grants, gives up, delivers and yields unto Landlord as of 11:59 PM on the day immediately preceding the New Premises Commencement Date (the “Surrender Effective Date”), as if said date were the date specified in the Lease for the expiration thereof, all of its right, title and interest in and to the Surrender Premises, together with all alterations, additions or improvements upon or in the Surrender Premises, to the intent and purpose that all of Tenant’s estate in and to the Surrender Premises shall be wholly extinguished as of the Surrender Effective Date; and Landlord hereby accepts from Tenant as of 11:59 PM on the Surrender Effective Date, such surrender of all of Tenant’s right, title and interest in and to the Surrender Premises; and the parties hereby declare and agree that, if Tenant surrenders the Surrender Premises broom clean and in good order and condition as of the Surrender Effective Date, the Surrender Premises shall be released and discharged from the operation of the Lease as of such date. Until the date that Tenant surrenders the Surrender Premises to Landlord broom clean and in good order and condition, all applicable provisions of the Lease (without giving effect to this Amendment) will continue to apply to the Surrender Premises. Notwithstanding the foregoing, Tenant shall have five (5) business days after the Surrender Effective Date to remove its personal furniture, fixtures, equipment and systems.

5.Amendments to the Lease.

(a)	As of the New Premises Commencement Date, Paragraph (2) of the Basic Lease Provisions of the Lease shall be deleted in its entirety and replaced with the following:

“(2)Premises:	4,200 rentable square feet on the first (1st) floor of the Building, commonly known as Suites 117 and 115, as shown on Schedule A attached hereto.”

(b)	As of the New Premises Commencement Date, Paragraph (3) of the Basic Lease Provisions of the Lease shall be deleted in its entirety and replaced with the following:

“(3)Term:	From the Commencement Date through the Expiration Date.”

(c)	As of the New Premises Commencement Date, Paragraph (5) of the Basic Lease Provisions of the Lease shall be deleted in its entirety and replaced with the following:

“(5)Expiration Date:	11:59 PM in March 31, 2031, or such earlier date upon which the Term may expire or be terminated as set forth in this Lease.”

(d)

Until New Premises Commencement Date, Basic Rent shall be payable in accordance with Paragraph (6) of the Basic Lease Provisions of the Lease. From and after the New Premises Commencement Date, Basic Rent shall be paid in accordance with Paragraph (6) of the Basic Lease Provisions of the Lease as hereby amended below:

Period of Term	Annual Rate Per Square Foot	Annual Basic Rent	Monthly Basic Rent
New Premises Commencement Date through April 30, 2027:	$26.50	$111,300.00	$9,275.00
May 1, 2027 through April 30, 2028:	$27.00	$113,400.00	$9,450.00
May 1, 2028 through April 30, 2029:	$27.50	$115,500.00	$9,625.00
May 1, 2029 through April 30, 2030:	$28.00	$117,600.00	$9,800.00
May 1, 2030 through March 31, 2031:	$28.50	$119,700.00	$9,975.00

(e)	As of the New Premises Commencement Date, Paragraph (7) of the Basic Lease Provisions of the Lease shall be deleted in its entirety and replaced with the following:

“(7)Tenant’s Proportionate Share:	2.54%.”

(f)	As of the New Premises Commencement Date, Paragraph (10) of the Basic Lease Provisions of the Lease shall be deleted in its entirety and replaced with the following:

“(10)Minimum Electric Energy Charge:

$3.00 per square foot per year, for a total of $12,600.00 per year due and payable in equal monthly installments of $1,050.00, together with Basic Rent and subject to increase as provided in Section 6.1. Tenant shall pay the first monthly installment upon possession and thereafter in advance on the first day of each month.”

(g)	As of the New Premises Commencement Date, Paragraph (11) of the Basic Lease Provisions of the Lease shall be deleted in its entirety and replaced with the following:

“(11)Parking Space:	Fourteen (14) unassigned parking spaces, at no cost or expense to Tenant.”

(h)	As of the New Premises Commencement Date, the reference to “2,864 rentable square feet” in Section 2.1 of the Lease shall be deleted in its entirety and replaced with “4,200 rentable square feet”.

(i)	As of the date hereof, Article 31 of the Lease is hereby deleted in its entirety.

(j)	As of the New Premises Commencement Date, Schedule A of the Lease shall be deleted in its entirety and replaced with Schedule A attached to this Amendment.

4.Broker. Landlord and Tenant each represents and warrants to the other that it has dealt with no broker, finder or like agent in connection with this Amendment other than CBRE, Inc. Landlord and Tenant do hereby agree to defend, indemnify and hold the other harmless from and against any and all loss, costs, damage or expense (including, without limitation, attorneys’ fees and disbursements) incurred by reason of any claim of or liability to, any broker, finder or like agent (except for CBRE, Inc.) who shall claim to have dealt with the indemnifying party in connection with this Amendment.

5.Defaults. Tenant and Landlord each represents, warrants and covenants that it is not in default under any of its obligations under the Lease beyond applicable notice and cure periods.

6.Ratification of Lease. Except as modified by this Amendment, the Lease and all of the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind the parties hereto and their respective successor and assigns and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. In the event of any conflict between the provisions of this Amendment and the Lease, the provisions contained in this Amendment shall prevail and be paramount.

7.Electronic Execution.  Landlord and Tenant acknowledge and agree that notwithstanding any law or presumption to the contrary, it is the express intention of Landlord and Tenant that an electronic signature through a digital transaction management platform, such as DocuSign, or a PDF or telefaxed signature of either party to this Amendment shall be deemed valid and binding as if the same were an original ink signature of such party on this Amendment, and shall be admissible in any proceeding by either party against the other as if the same were an original ink signature on this Amendment.

8.Binding Effect. This Amendment shall become binding and be effective only upon execution and delivery of this Amendment by each of Landlord and Tenant to the other.

9.Authority. Tenant represents and warrants to Landlord that: (i) the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Amendment by Tenant have been duly and validly authorized; (ii) no other approval, partnership, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to Tenant’s execution and delivery of this Amendment; and (iii) the individual (or individuals) who executes and delivers this Amendment on behalf of Tenant is authorized to do so.

THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

LANDLORD:

2500/2700 WESTCHESTER AVENUE OWNER SPE LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

COGNITION THERAPEUTICS, INC., a Delaware corporation

By:
Name:
Title:

SCHEDULE A

PREMISES